Sundance Strategies Shareholder Update

PROVO, Utah, Sept. 28, 2015 /PRNewswire/ -- We are pleased with the many accomplishments achieved by Sundance Strategies (OTC QB: SUND) during 2015.  For those of you who have been with Sundance for some time, we believe you will be impressed with the execution of our business plan and the positive developments to date this year.   We would like to highlight a few of the key events and accomplishments:

2015 in Review to date:

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In January, Kraig Higginson was named as Executive Chairman of the Board of Directors.  Kraig brings extensive experience in early stage growth companies as well as public market expertise.

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Sundance announced the acquisition of $124 Million of structured Net Insurance Benefits from Hyperion Capital in a mostly stock, and some cash, transaction.

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Sundance is currently in the process of finalizing an additional $94 Million of NIBs that should be finalized within the calendar year bringing the total under management to approximately $437 Million.

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We experienced a sizable maturity within one of our portfolios during this calendar year.  We believe this further demonstrates the soundness of the entire Sundance business model, which was processed and received as planned.

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An initiative that began late in 2014, and was completed in August of 2015 was the restructuring of the foreign entities that controlled the management of the NIBs.  This new structure allows Sundance much greater transparency, security and access to key data.

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Sundance is working diligently to build the value of our Company by actively beginning the education process within the Investment Community, as it relates to our unique business model.

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The Company is currently reviewing multiple portfolios with several Billion dollars in Face Value Death Benefit.  It is our intention to acquire the portion of these portfolios which fit within our Company’s business model.

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Sundance has had initial discussions with a major stock exchange regarding the possible up-listing of our stock, and we believe we will qualify and complete this initiative by the end of this year.

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Sundance has currently engaged a well-known firm to assist in the process of rating and issuing bonds backed by Sundance’s portfolios.

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We reported a profitable quarter in our most recent 10Q.

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Along with these important accomplishments we have surrounded ourselves with quality people with the relevant experience to help us continue to move the business forward.

We are very excited about our business model and our forward-looking plans.  Thank you for your trust and continued confidence.  We have many opportunities and initiatives which we are working on, as we continue to execute a sound, conservative business strategy.

Contact:

Porter LeVay and Rose

Michael Porter, 212-564-4700

Mike@plrinvest.com

Sundance Strategies, Inc.

Matt Pearson, 801-717-3937

Chief Operations Officer

matt@sundancestrategies.com

Randy Pearson, 801-717-3935

President

randy@sundancestrategies.com

Disclaimer

This shareholder update letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict,"

"project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this shareholder letter. This shareholder update letter should be considered in light of all filings of the Company that are contained in the EDGAR Archives of the Securities and Exchange Commission at www.sec.gov.